SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2002

VITAL LIVING, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	000-33211 (Commission File Number)	88-0485596 (IRS Employer Identification No.)

5080 North 40th Street, Suite #105 Phoenix, Arizona
(Address of principal executive offices) (Zip Code)

(602) 952-9909

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Item 7. Exhibits.
SIGNATURES
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2. Acquisition or Disposition of Assets

     Vital Living Inc. (OTCBB: VTLV) (the “Company”) has entered into a definitive agreement (a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K) to acquire in a stock for stock transaction accounted for as a purchase (the “Acquisition”), privately-held MAF BioNutritionals (“MAF”) of Boonton, NJ, an innovative nutraceutical company selling to health conscious consumers and practitioners nationwide. The purchase price is 2,500,000 restricted shares of the Company's common stock, with no registration rights. MAF products are comprised of naturally occurring, primarily certified organic, substances that address the needs of an aging and chronically ill population, an emerging new category in disease prevention and health care.

The closing of the Acquisition is subject to various conditions including board approval by the Company, reaching satisfactory employment and/or consulting agreements between the Company and certain officers of MAF and the Company, and the completion of due diligence by MAF and the Company, respectively. At the closing, certain MAF debt will be converted into equity of the Company, certain shareholders will enter into a shareholder voting agreement regarding corporate governance matters, and, as more fully discussed below, the Company shall have completed a concurrent private placement of no less than $700,000 of the Company’s equity securities. The Company will also provide a guaranty in respect of the repayment of approximately $820,000 of MAF’s debt, $270,000 of which was incurred in connection by MAF in connection with MAF’s acquisition, in early 2002, of Boulder Endurance Co., Inc. The balance of this indebtedness, or approximately $650,000, relates to a loan facility from Commerce Bank NA of Flemington, NJ. This obligation, which bears interest at the rate of 6.75% and matures in 2008, is 75% guaranteed by the U.S. Small Business Administration.

     Upon the closing of the Acquisition MAF will become a wholly owned subsidiary of the Company.

     The Company’s previously announced private placement offering of securities, with Ladenburg Thalmann & Co., Inc., acting as placement agent, was terminated prior to the execution of the definitive agreement. As a condition to closing the Acquisition, the Company will complete a private sale of its securities to accredited investors, with gross proceeds of a minimum of $700,000 and a maximum of $2,100,000. The securities will be offered in units (the “Units”) consisting of one (1) share of the Company’s common stock and two (2) common stock purchase warrants, such Units to be priced at a discount to the market.

     In connection with the MAF transaction, the Company separately announced that William Coppel and Carson Beadle, currently the MAF president and board members, respectively, will, at the closing of the transaction, join an expanded Vital Living board of directors Also joining the Board , at the closing of the transaction, will be Leslie C. Quick, III, who also agreed to invest in the Company’s concurrent private placement. Mr. Quick also currently serves as Chairman and Chief Executive Officer of Fleet Securities, Inc. and President and Chief Executive Officer of U.S. Clearing, a division of Fleet Securities, Inc. Previously, he had been President and Chief Operating Officer of The

Quick & Reilly Group, Inc which was acquired in 1998 by Fleet Boston Financial Corporation.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

(4) Financial statements of MAF BioNutritionals LLC will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report

     (b)  Pro forma financial information

(2) Pro forma financial information regarding the acquisition will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

     (c)  Exhibits.

The Company agrees to furnish supplementally a copy of any omitted schedules to the exhibits listed above to the Securities and Exchange Commission upon request.

Item 7. Exhibits.

2.1	Stock Purchase Agreement, dated as of October 23, 2002 by and among Vital Living, Inc., MAF BioNutritionals, LLC, a New Jersey limited liability company, William A. Coppel, Kenneth Martin, Phillip B. Maffetone Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah
99.1	Press Release Announcing execution of agreement to acquire MAF BioNutritionals, LLC.
99.2	Press Release Announcing Conditional Appointment of William Coppel and Carson Beadle to Vital Living Board of Directors.
99.3	Press Release Announcing Conditional Appointment of Leslie C. Quick III to the Vital Living Board of Directors and agreement of Mr. Quick to invest in Vital Living.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

By	/s/

Bradley D. Edson, C.E.O.

Date: October 28, 2002